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                                                            Exhibit 10(b)


                              FIFTH AMENDMENT TO
               INTERSTATE GENERAL COMPANY, L.P. RETIREMENT PLAN


WHEREAS, The Interstate General Company desires to amend its Retirement Plan;
and

WHEREAS, Section 9.1 of Article IX of the Plan allows the Employer to amend the Plan, which amendment may be retroactive if necessary;

WHEREAS, Provisions 1, 3, 6, 7 and 8 are effective January 1, 1989 and Provisions 2, 4 and 5 are effective January 1, 1994;

NOW, THEREFORE, The Plan is amended as follows:

1. Section 1.23 of Article I is amended by deleting the last sentence and inserting the following in lieu thereof:

          Compensation that may be taken into account in determining contributions on behalf of any employee is limited to no more than $200,000 (as adjusted) in Plan Years beginning before January 1, 1994, and to no more than $150,000 (as adjusted) in Plan Years beginning or after January 1, 1994.

2.   Section 1.26 of Article I is deleted in its entirety.

3. Section 3.1 of Article III is amended by deleting the first sentence and inserting the following in lieu thereof:

          At the discretion of the Plan Administrator, each Participant may direct the Employer to contribute an amount of the Participant's Plan Year Compensation on his behalf of a whole percentage not to exceed ten percent (10%) of his Plan Year Compensation to the extent that the election to defer Plan Year Compensation may be made only with respect to an amount which the employee could otherwise elect to receive in cash and which is not currently available to the employee.

4. Section 3.6 of Article III is amended by deleting it in its entirety and inserting the following in lieu thereof:

     3.6 Profit Sharing Contributions. The Employer may contribute each Plan Year such an amount as the Employer in its sole discretion may deem appropriate, from zero percent (0%) up to fifteen (15%) of the aggregate Plan Year Compensation paid to all Participants.

          For purposes of this Section 3.6 and Section 3.7, the terms "Participant" and "Participants" shall not include any Employee described in subsection (e) of Section 2.1.

5. Section 3.7 of Article III is amended by deleting it in its entirety and inserting the following in lieu thereof:

     3.7  Allocation of Profit Sharing Contributions.
          The Profit Sharing Contribution shall be allocated to each Participant who is actively employed by the employer on the last day of the Plan Year as follows:

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               First, on the basis of the Plan Year compensation to a maximum of two percent (2%) of such Plan Year Compensation.

               Second, to the extent the Profit Sharing Contribution has not been fully allocated under the first allocation, on the basis of Plan Year Compensation in excess of the Social Security Wage Base for the current calendar year to a maximum of one and seven tenths percent (1.7%) of such Plan Year Compensation in excess of the Social Security Wage Base for the current calendar year.

               Third, to the extent the Profit Sharing Contribution has not been fully allocated under the first and second allocation, the remaining Profit Sharing Contribution, if any, shall be determined by multiplying such remaining contribution by the ratio of such Participant's Plan Year Compensation to the total Plan Year Compensation of all Participants, but excluding the Plan Year Compensation of all Participants ineligible to receive an allocation for the Plan Year.

6. Section 6.2 of Article VI is amended by adding the following sentence to the end of the second paragraph:

          In no event shall the Account, where the benefit, (taking into account benefits derived from both employer and employee contributions) is in excess of $3,500, be distributed prior to the Participant's Normal Retirement Date without the written consent of the Participant.

7.   Article VII is amended by adding Section 7.3 as follows:

     7.3  Direct Rollover
          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section the following definitions shall apply:

               (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not incredible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).



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               (2)  An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (3) A distributee includes an Employee or Former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributee's with regard to the interest of the spouse or former spouse.

               (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

8. Section 10.6(a) of Article X is amended by deleting it in its entirety and inserting the following in lieu thereof:

          (a) An officer of the Employer having annual compensation greater than one half (1/2) times the dollar amount in effect under Code
          Section 415(b)(1)(a).



Dated:  June 5, 1995